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                         NUTMEG LIFE INSURANCE COMPANY

                           UNANIMOUS WRITTEN CONSENT
                                    OF THE
                              BOARD OF DIRECTORS

     THE UNDERSIGNED, being all of the members of the Board of Directors of NUTMEG LIFE INSURANCE COMPANY (the "Company"), hereby adopt the following resolutions in accordance with Iowa Code Chapter 508 A.1, such resolutions to have the same force and effect as if duly adopted at a meeting of the Board of Directors duly called and held for such purpose.

ESTABLISHMENT OF SEPARATE ACCOUNT ONE:

     WHEREAS, Iowa Code Chapter 508 A.1 permits a domestic life insurance company to establish one or more separate accounts; and

     WHEREAS, the Company desires to establish a separate account pursuant to the aforementioned Chapter 508 A.1 in connection with the offer and sale of certain flexible premium variable annuity contracts (the "Contracts");

     NOW, THEREFORE, BE IT

     RESOLVED, that the Company hereby establishes a separate account, to be initially designated "Separate Account One" (hereinafter, the "Separate Account"), to which the Company will allocate such amounts as may be required in connection with the Contracts in accordance with Chapter 508 A.1 and such other laws and regulations as may be applicable; and be it further

     RESOLVED, that consistent with the provisions of Chapter 508 A.1, the income, gains and losses, realized or unrealized, from assets allocated to the Separate Account shall be credited to or charged against the Separate Account, without regard to income, gains or losses of the Company; and be it further

     RESOLVED, that each Contract issued by the Company shall provide, in effect, that the portion of the assets of the Separate Account equal to the reserves and other contract liabilities with respect to such account shall not be chargeable with liabilities arising out of any other business the Company may conduct; and be it further

     RESOLVED, that the appropriate officers of the Company, or their designees, and each of them, with full power to act without the others, be and hereby are severally authorized and directed to take all actions that, in their sole discretion, may be necessary or desirable from time to time: (i) to establish and designate one or more investment divisions of the Separate Account; (ii) to redesignate or eliminate any such investment division; (iii) to change or modify the designation of the Separate Account to any other desirable and appropriate designation; (iv) to establish, amend, modify or change in accordance with applicable law and regulation the terms and conditions pursuant to which interests in the Separate Account will be sold to contract owners; (v) to establish, amend, modify or change such procedures, standards and other arrangements as may be necessary or

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     appropriate for the operation of the Separate Account; and (vi) with advice of counsel, to comply with the requirements of such laws and regulations as may be applicable to the establishment and operation of the Separate Account; and be it further

     RESOLVED, that the Company be, and hereby is, authorized to submit one or more Applications for Orders of Exemption (the "Application") or any similar application, along with any amendments thereto, to the United States Securities and Exchange Commission requesting exemption from certain provisions of the Investment Company Act of 1940, as amended, and be it further

     RESOLVED, that the appropriate officers of the Company, or their designees, and each of them, with full power to act without the others, be and hereby are severally authorized and directed to prepare, execute, deliver and file, in the name of and on behalf of the Company, any and all such agreements, applications, certificates and other documents and instruments, including, but not limited to, the Application, and to take such further action as they may deem necessary or desirable to carry out the purposes and intent of the foregoing resolutions; and be it further

     RESOLVED, that each of the officers of the Company be, and each hereby is, authorized and directed to make any such filings or notices and to take such other actions as may be necessary or required by law to give effect to the foregoing resolutions, and it be further

     RESOLVED, that this Consent may be executed in any number of counterparts, and each counterpart hereof shall be deemed to be an original instrument, and all such counterparts shall constitute but one Consent.

     IN WITNESS WHEREOF, the undersigned have executed this Consent as of September 17th, 2004, the effective date of this Consent.


/s/ Thomas M. Marra                    /s/ David A. Carlson
--------------------------             -----------------------
Thomas M. Marra                        David A. Carlson


/s/ Christine Hayer Repasy             /s/ Lizabeth H. Zlatkus
--------------------------             -----------------------
Christine Hayer Repasy                 Lizabeth H. Zlatkus


/s/ David M. Znamierowski
--------------------------
David M. Znamierowski